Exhibit 10.2
PLEDGE AND ASSIGNMENT OF
CASH COLLATERAL ACCOUNT AGREEMENT
THIS PLEDGE AND ASSIGNMENT OF CASH COLLATERAL ACCOUNT AGREEMENT (hereinafter referred to as this “Agreement”) is dated as of August 5, 2025, by and between INTEST CORPORATION, a Delaware corporation (hereinafter referred to as “Pledgor”), to M&T BANK, a New York banking company (hereinafter referred to as “Secured Party”).
BACKGROUND
WHEREAS, Pledgor is the legal and beneficial owner and the holder of the Collateral (as hereinafter defined); and
WHEREAS, Pledgor, as Borrower, and Secured Party, among others, are parties to that certain Amended and Restated Loan and Security Agreement dated October 15, 2021, as amended from time to time, most recently by the Sixth Amendment to Amended and Restated Loan and Security Agreement of even date herewith (as amended, the “Loan Agreement”) evidencing a Revolving Credit Facility loan in the maximum principal amount of $10,000,000.00 and delayed draw Term Loans in the maximum aggregate amount of $50,500,000.00 (hereinafter referred to collectively as the “Loans”); and
WHEREAS, pursuant to the Loan Agreement Pledgor has agreed to grant to Secured Party a lien on, and security interest in the Collateral, as such term is defined below, to provide Secured Party with additional collateral to secure repayment of the Loans.
NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.Capitalized terms used, but not defined herein, are given the definitions set forth in the Loan Agreement. In addition to the words and terms defined in the Loan Agreement or elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
(a)“Code” shall mean the Pennsylvania Uniform Commercial Code as in effect on the date hereof and as the same may subsequently be amended from time to time.
(b)“Collateral” shall mean and include that certain book entry account No. 2679-2481 (the “Cash Collateral Account”) maintained by Pledgor with LPL Financial, LLC (“LPL”), and affiliate of Secured Party, having an initial deposit balance of Five Million Five Hundred Fifty Thousand and No/100 Dollars ($5,550,000.00), together with all funds now or hereafter on deposit therein, and all interest thereon.
2.As security for the due and punctual payment and performance in full by Borrower of the Obligations under the Loan Agreement, Pledgor hereby agrees that Secured

Party shall have, and Pledgor hereby pledges, assigns and grants to, and creates in favor of Secured Party, a first priority security interest under the Code in and to the Collateral.
3.Pledgor represents and warrants to Secured Party that Pledgor has good and marketable title to the Collateral and, except for the security interest granted to and created in favor of Secured Party hereunder, the Collateral shall be free and clear of any pledge, lien, security interest, encumbrance, option or rights of others.
4.Pledgor will faithfully preserve and protect Secured Party’s security interest in and to the Collateral as a first priority, perfected security interest under the Code, and will do all such other acts and things and will, upon request therefor by Secured Party, execute and deliver all such other documents and instruments, including, without limitation, further pledges, assignments, documents and powers of attorney with respect to the Collateral consistent with the terms of this Agreement, as Secured Party in its sole and reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect Secured Party’s security interest.
5.Pledgor covenants and agrees that (a) Pledgor will defend Secured Party’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of any persons whomsoever in the Collateral, (b) Pledgor will have the title and right to pledge any other property at any time hereafter pledged by it to Secured Party as security for the Loans and will likewise defend Secured Party’s right thereto and security interest therein, (c) Pledgor will not assign, transfer, pledge, or otherwise encumber any of its right, title or interest under, in or to the Collateral other than pursuant hereto without the prior written consent of Secured Party, (d) Pledgor will not take or omit to take any action the taking or the omission of which might reasonably result in a materially adverse alteration or impairment of the Collateral or of this Agreement, (e) Pledgor will not, without the prior written consent of Secured Party, waive or release any obligation of any party to the Collateral, and (f) Pledgor will execute and deliver to Secured Party and record such supplements to this Agreement and additional assignments as Secured Party may reasonably request to evidence and confirm the security interest herein granted.
6.Pledgor shall maintain the Cash Collateral Account with LPL throughout the term of the FCCR Deferment Period and shall not withdraw any of the amounts held in the Cash Collateral Account without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and reasonable discretion. Notwithstanding any provision contained herein to the contrary, Secured Party agrees and acknowledges that it shall permit the release of funds from the Cash Collateral Account in accordance with the terms of Section 9.6 of the Loan Agreement.
7.Upon the occurrence and continuance of an Event of Default under the Loan Agreement, Secured Party shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as provided by the Code, the Loan Agreement and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the Code, the right to: (a) transfer all or any part of the Collateral into Secured Party’s name or into the name of its nominee (to the extent not previously done in connection with the creation and perfection of Secured Party’s security interest) and thereafter receive all cash and interest paid or payable in respect thereof, and otherwise act with respect thereto as the absolute owner thereof, and (b) apply the proceeds so received, (i) first to the payment of the costs and expenses incurred by Secured Party in connection with costs and expenses referred to in the definition of Obligations, (ii) second to the repayment of all amounts then due and unpaid on the Obligations, whether on account of principal, interest, fees, expenses or otherwise, and (iii) then to pay the balance, if any, as required by law.
8.Upon expiration of the FCCR Deferment Period and Pledgor’s return to compliance with its Fixed Charge Coverage Ratio covenant, this Agreement shall terminate and be of no further force and effect and Secured Party shall thereupon promptly return to Pledgor such of the Collateral and such other documents delivered by Pledgor hereunder as may then be in Secured Party’s possession. Further, the Bank shall cooperate with Pledgor, at Pledgor’s request, to provide such documentation as may be reasonably necessary to evidence the release of the Cash Collateral Account as pledged collateral.
9.No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of Secured Party under this Agreement are cumulative and not exclusive of any right or remedies which it may otherwise have.
10.All notices, statements, requests and demands given to or made upon in accordance with the provisions of this Agreement shall be given or made to the parties in accordance with the Loan Agreement.
11.This Agreement shall be binding upon and inure to the benefit of Secured Party and its successors and assigns, and Pledgor and its successors and assigns, except that Pledgor may not assign or transfer any of its obligations hereunder or any interest herein.
12.This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania excepting its rules relating to conflicts of law.

13.Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
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[SIGNATURES ON FOLLOWING PAGE]

[Signature Page to Pledge and Assignment of Cash Collateral Account Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Pledge Agreement as of the day and year first above set forth.

WITNESS:	INTEST CORPORATION, a Delaware corporation
/s/ Frank Coladonato Frank Coladonato	By: /s/ Duncan Gilmour Name: Duncan Gilmour Title: CFO